                                                                  EXHIBIT (c)(3)

                                                                  CONFORMED COPY
                                                                  --------------


                                VOTING AGREEMENT



         VOTING AGREEMENT, dated as of May 16, 1999 (this "Agreement"), between
                                                           ---------
Global Crossing Ltd., a company formed under the laws of Bermuda ("Global") and
                                                                   ------
U S West, Inc., a Delaware corporation ("USW").
                                         ---

         WHEREAS, Global, and USW are parties to that certain Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized
                                             ----------------
terms used and not otherwise defined herein having the meaning set forth in the Merger Agreement);

         WHEREAS, Global, GCF Acquisition Corp. and Frontier Corporation ("Frontier") are parties to that certain Agreement and Plan of Merger, dated
----------
March 16, 1999 (as amended, the "Frontier Merger Agreement"; the transactions
                                 -------------------------
contemplated by the Frontier Merger Agreement being referred to herein as the "Frontier Merger");
----------------

         WHEREAS, certain shareholders of Global and Frontier are parties to that certain Voting Agreement dated as of March 16, 1999 which was entered into in connection with the Frontier Merger Agreement ( "Frontier Voting Agreement");
                                                    -------------------------
and

         WHEREAS, in connection with the Merger Agreement, Global and USW have entered into a Tender Offer and Purchase Agreement dated the date hereof (the "TOP Agreement") pursuant to which USW will acquire up to 39,259,305 shares of
--------------
the common stock, par value $0.01 per share, of Global ("Global Common Stock"),
                                                         -------------------
upon the terms and subject to the conditions set forth in the TOP Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:


         1.    Representations and Warranties of USW.  USW represents and
               -------------------------------------
warrants to Global as follows:

         (a) Ownership of Securities.  USW is the record and beneficial owner of
             -----------------------
the number of shares of Global Common Stock (the "Existing Securities")
                                                  -------------------
(together with any shares of Global Common Stock or other securities hereafter acquired by USW (including by USW or the Offeror (as such term is defined in the TOP Agreement) pursuant to the TOP Agreement), the "Subject Securities") set
                                                    ------------------
forth on the signature page to this Agreement. USW does not own any shares of Global Common Stock on the date hereof other than the Existing Securities. USW has or will have sole voting power and sole power to issue instructions with respect to the voting of the Subject Securities, sole power of disposition, sole power of exercise or conversion and the sole power to demand appraisal rights, in each case with respect to all of the Subject Securities.

         (b) Power; Binding Agreement. USW has all necessary corporate power and
             ------------------------
authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by USW and the consummation by USW of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of USW are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by USW and, assuming the due authorization, execution and delivery hereof by Global, constitutes a legal, valid and binding obligation of USW, enforceable against USW in accordance with its terms.

         (c) No Conflicts.  (i)  The execution and delivery of this Agreement by
             ------------
USW and the consummation by USW of the transactions contemplated hereby does not and will not (1) conflict with or violate the certificate of incorporation or by-laws of USW, (2) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to USW or any of its subsidiaries or by which its or any of their respective properties are bound or (3) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a material benefit under, or give rise to any right of termination, cancellation, material amendment or material acceleration of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which USW or any of its subsidiaries is a party or by which USW or any of its subsidiaries or its or any of their respective properties are bound.

         (ii) The execution and delivery of this Agreement by USW and the consummation by USW of the transactions contemplated hereby does not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity other than filings, if any, which may be required under the Exchange Act.

         (d) No Liens.  The Existing Securities (if any) are now and, at all
             --------
times during the term hereof, the Subject Securities will be held by USW, or by a nominee or custodian for the benefit of USW, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any encumbrances arising hereunder.

         2.    Agreement to Vote Shares.  At every meeting of the stockholders
               ------------------------
of Global called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Global with respect to any of the following, USW agrees that it shall vote (or cause to be voted), or deliver a written consent (or cause a consent to be delivered) covering all the Subject Securities (to the extent such securities have voting rights) that it or any of its subsidiaries beneficially owns on the record date of any such vote: (i) (x) in favor of the Global Merger and any action required in furtherance thereof and (y) in favor of the Frontier Merger and any action required in furtherance thereof and (ii) unless otherwise agreed to in writing by Global, against any action which would reasonably be expected to result in a failure of the conditions described in Article VIII of the Merger Agreement to be satisfied.

         3.    Representations and Warranties of Global.
               ----------------------------------------

         (a) Power; Binding Agreement. Global has all necessary corporate power
             ------------------------
and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Global and the consummation by Global of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Global is necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Global and, assuming the due authorization, execution and delivery hereof by Global, constitutes a legal, valid and binding obligation of Global, enforceable against Global in accordance with its terms.

         (b) No Conflicts.   (i)  The execution and delivery of this Agreement
             ------------
by Global and the consummation by Global of the transactions contemplated hereby does not and will not (1) conflict with or violate the Memorandum of Association or by-laws of Global, (2) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Global or any of its subsidiaries or by which its or any of their respective properties are bound or (3) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a material benefit under, or give rise to any right of termination, cancellation, material amendment or material acceleration of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which Global or any of its subsidiaries is a party or by which Global or any of its subsidiaries or its or any of their respective properties are bound.

         (ii) The execution and delivery of this Agreement by Global and the consummation by Global of the transactions contemplated hereby does not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity.

         4.    Covenants of the Holders.  USW agrees and covenants that:
               ------------------------

         (a) Restriction on Transfer, Proxies and Noninterference.  USW shall
             ----------------------------------------------------
not, and shall cause each of its affiliates not to, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Securities; (ii) except as contemplated hereby, grant any proxies or powers of attorney, deposit any such Subject Securities into a voting trust or enter into a voting agreement with respect to any of the Subject Securities; or
(iii) take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of preventing or disabling USW from performing its obligations under this Agreement.

         (b) Further Actions.  USW shall use reasonable efforts to take all
             ---------------
actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement and this Agreement.

         5.    Entire Agreement; Assignment.  Except as may otherwise be agreed
               ----------------------------
by the parties, this Agreement, the TOP Agreement, the Standstill Agreement (as defined in the TOP Agreement), and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties.

         6.    Notices. All notices, requests, claims, demands and other
               -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):


                  If to USW:

                           U S West, Inc.
                           1801 California Street
                           Denver, Colorado
                           Attention:  Mark Roellig
                           Facsimile: (303) 840-0381

                  with a copy to:

                           Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, New York
                           Attention:  Dennis J. Block
                           Facsimile:  (212) 504-6666

                  If to Global:

                           Global Crossing Ltd.
                           Wessex House
                           45 Reid Street
                           Hamilton HM12, Bermuda
                           Attention:  K. Eugene Shutler
                           Facsimile No.: (441) 296-8606

               and

                           Global Crossing Ltd.
                           150 South El Camino Drive
                           Suite 204
                           Attention:  General Counsel
                           Facsimile No.: (310) 281-4942

               with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017-3954
                           Attention:  Charles I. Cogut, Esq.
                           Facsimile No.: (212) 455-2502

               and         Skadden, Arps, Slate, Meagher & Flom
                           300 South Grand Avenue
                           Los Angeles, California 90071
                           Attention:  Brian J. McCarthy
                           Facsimile:  (213) 687-5600


         7.    Specific Performance; Jurisdiction.  The parties agree that
               ----------------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in any New York state court, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto (1) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (2) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,
(3) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of New York and (4) consents to service being made through the notice procedures set forth in Section 6.


         8.    Amendment. This Agreement may be amended by the parties hereto at
               ---------
any time only by an instrument in writing signed by the parties hereto.

         9.    Governing Law. This Agreement shall be governed by, and construed
               -------------
in accordance with, the internal laws of the State of New York.

         10.   Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         11.   Termination.  This Agreement shall terminate upon the later of
               -----------
(x) the earlier of (i) the consummation of the Global Merger and (ii) the termination of the Merger Agreement pursuant to its terms and (y) the earlier of
(i) the consummation of the Frontier Merger and (ii) the termination of the Frontier Merger Agreement pursuant to its terms. The date and time at which this Agreement is terminated in accordance with this Section 11 is referred to herein as the "Termination Date." Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party
               --------  -------
from any liability for such party's breach of this Agreement; and provided
                                                                  --------
further that nothing herein shall limit, restrict, impair, amend or otherwise
-------
modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including, without limitation, the Merger Agreement.

          IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written.



                              GLOBAL CROSSING LTD.



                              By: /s/ Robert Annunziata
                                 -------------------------------------------
                                 Title:  Chief Executive Officer


                              U S WEST, INC.



                              By: /s/  Solomon D. Trujillo
                                 --------------------------------------------
                                 Title:  President and Chief Executive
                                         Officer


                              Existing Securities:     NONE
                                                  ---------------